SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 16, 2009
WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election ofDirectors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 16, 2009, Talton Embry informed the Nominating and Corporate Governance Committee of the Board of Trustees of Winthrop Realty Trust of his decision to withdraw as a nominee for re-election as a Trustee at Winthrop's Annual Meeting of Shareholders scheduled to be held on May 21, 2009.  Mr. Embry’s decision to withdraw as a nominee for re-election as a Trustee was not due to a disagreement with Winthrop on any matter relating to Winthrop’s operations, policies or practices.

Item 7.01.  Regulation FD Disclosure.

On April 21, 2009, Michael L. Ashner, the Chairman and Chief Executive Officer of Winthrop Realty Trust (the “Trust”), and Carolyn Tiffany, the President of the Trust, sent the letter attached hereto as Exhibit 99.1 to the holders of common shares of the Trust along with the Trust’s Annual Report on Form 10-K for the year ended December 31, 2008 which was filed with the Securities and Exchange Commission on March 17, 2009.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits

99.1           Letter to Shareholders dated April 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 21st day of April, 2009.

WINTHROP REALTY TRUST

By:	/s/ Carolyn Tiffany
Carolyn Tiffany
President